Kenneth Cole Productions, Inc.
                                  Exhibit 21.01
                              List of Subsidiaries

                                                      State of Incorporation

Kenneth Cole Productions, Inc.                        New York
Cole Amsterdam, Inc.                                  Delaware
Cole Aspen, Inc.                                      Delaware
Cole Boca, Inc.                                       Florida
Cole Broadway, Inc.                                   New York
Cole Cabazon, Inc.                                    California
Cole Carlsbad, Inc.                                   Delaware
Cole Century City, Inc.                               California
Cole Chestnut, Inc.                                   Delaware
Cole Clinton, Inc.                                    Connecticut
Cole Copley, Inc.                                     Massachusetts
Cole Dadeland, Inc.                                   Florida
Cole Destin, Inc.                                     Florida
Cole Fashion Valley, Inc.                             Delaware
Cole Forum, Inc.                                      Delaware
Cole Franklin, Inc.                                   Delaware
Cole Garden State, Inc.                               Delaware
Cole Georgetown, Inc.                                 District of Columbia
Cole Grand Central, Inc.                              Delaware
Cole Grant, Inc.                                      Delaware
Cole Honolulu, Inc.                                   Delaware
Cole Houston, Inc.                                    Delaware
Cole Las Vegas, Inc.                                  Delaware
Cole Leesburg, Inc.                                   Delaware
Cole Michigan Avenue, Inc.                            Delaware
Cole Napa, Inc.                                       California
Cole New Orleans, Inc.                                Delaware
Cole Newbury, Inc.                                    Massachusetts
Cole NorthPark, Inc.                                  Texas
Cole Oakbrook, Inc.                                   Delaware
Cole Orlando, Inc.                                    Delaware
Cole Pentagon, Inc.                                   Virginia
Cole Phipps, Inc.                                     Georgia
Cole Prussia, Inc.                                    Pennsylvania
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Cole Reading Outlet, Inc.                             Pennsylvania
Cole Riverhead, Inc.                                  Delaware
Cole Roosevelt, Inc.                                  New York
Cole Santa Monica, Inc.                               Delaware
Cole Sawgrass, Inc.                                   Florida
Cole Scottsdale, Inc.                                 Delaware
Cole SFC, LLC                                         Delaware
Cole Short Hills, Inc.                                New Jersey
Cole Somerset, Inc.                                   Michigan
Cole South Beach, Inc.                                Florida
Cole Stanford, Inc.                                   California
Cole Tyson, Inc.                                      Virginia
Cole Venetian, LLC                                    Delaware
Cole Waikele, Inc.                                    New York
Cole Walnut Street, Inc.                              Delaware
Cole Westchester, Inc.                                New York
K.C.P.L., Inc.                                        Delaware
Kenneth Cole Catalog, Inc.                            Virginia
Kenneth Cole Financial Services, Inc.                 New Jersey
Kenneth Cole Gilroy, Inc.                             California
Kenneth Cole Services, Inc.                           Delaware
Kenneth Cole Woodbury, Inc.                           Delaware
Kenneth Cole, Inc.                                    New York
Riviera Holding, LLC                                  Delaware
Cole Amsterdam, B.V.                                  Amsterdam
Kenth Ltd.                                            Hong Kong